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                                                                Exhibit
                                                                11(a)

                         ACCESS CORPORATION
         CALCULATION OF NET EARNINGS (LOSS)  PER COMMON SHARE
                     AND COMMON SHARE EQUIVALENT

                                                                  Three Months Ended
                                                                      January 31,
                                                              1997          1996

NET EARNINGS (LOSS) APPLICABLE TO COMMON SHARES AND
  COMMON SHARE EQUIVALENTS:
       Net Earnings (Loss)                                    $ (980,808)   $ 137,323

       Preferred Dividend                                           -          68,662

       Net Earnings (Loss) Applicable to Common Shares and
       Common Share Equivalents                               $ (980,808)   $  68,661

CALCULATION OF PRIMARY NET EARNINGS (LOSS) PER
  COMMON SHARE AND COMMON SHARE EQUIVALENTS:
       Average Number of Common Shares and Common
       Share Equivalents Outstanding                           4,865,559    4,865,559

PRIMARY NET EARNINGS (LOSS) PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT:
     Net Earnings (Loss) per Common Share and Common Share
     Equivalents                                              $    (0.20)   $    0.01
                                                              ==========    =========


a)  Common Share Equivalents have not been included as their inclusion would be anti-
dilutive or dilution is less than 3%

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                                                                Exhibit
                                                                11(b)
                                ACCESS CORPORATION
                  CALCULATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                            AND COMMON SHARE EQUIVALENT



                                                        Nine  Months Ended
                                                            January 31,
                                                        1997          1996
NET EARNINGS (LOSS) APPLICABLE TO COMMON SHARES AND
  COMMON SHARE EQUIVALENTS:
    Net Earnings(Loss)                                  $(1,257,287)  $   158,926

    Preferred Dividend                                                     79,464

    Net Earnings (Loss) Applicable to Common Shares and
       Common Share Equivalents                         $(1,257,287)  $    79,462

CALCULATION OF PRIMARY NET EARNINGS (LOSS) PER
  COMMON SHARE AND COMMON SHARE EQUIVALENTS:
    Average Number of Common Shares and Common
       Share Equivalents Outstanding                      4,865,559     4,865,559

PRIMARY NET EARNINGS (LOSS) PER COMMON SHARE AND
  COMMON SHARE EQUIVALENT:
   Net Earnings (Loss) per Common Share and Common Share
     Equivalents                                        $     (0.26)  $      0.02
                                                         ==========     =========

a)  Common Share Equivalents have not been included as their inclusion would be anti-
dilutive or dilution is less than 3%


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